                                                                   Exhibit 10.15


                                                           [EXECUTION COPY]


                                  $500,000,000



                                CREDIT AGREEMENT



                                   dated as of


                                  April 7, 1995


                                      among


                          The Neiman Marcus Group, Inc.



                             The Banks Listed Herein

                                       and

                   Morgan Guaranty Trust Company of New York,
                                    as Agent

                                TABLE OF CONTENTS(1)

                                                                            Page
                                                                            ----

                                    ARTICLE I
                                   DEFINITIONS

SECTION  1.01  Definitions..............................................      1
         1.02  Accounting Terms and Determinations......................     15
         1.03  Types of Borrowings......................................     16


                                   ARTICLE II
                                   THE CREDITS

SECTION  2.01  Commitments to Lend......................................     16
         2.02  Notice of Committed Borrowing............................     16
         2.03  Money Market Borrowings..................................     17
         2.04  Notice to Banks; Funding of Loans........................     21
         2.05  Notes....................................................     22
         2.06  Maturity of Loans........................................     23
         2.07  Interest Rates...........................................     23
         2.08  Facility Fee.............................................     26
         2.09  Optional Termination or
                 Reduction of Commitments...............................     27
         2.10  Scheduled Termination of
                 Commitments............................................     27
         2.11  Optional Prepayments.....................................     27
         2.12  General Provisions as to Payments........................     27
         2.13  Funding Losses...........................................     28
         2.14  Computation of Interest and Fees.........................     29
         2.15  Regulation D Compensation................................     29
         2.16  Replacement of Banks.....................................     30


                                   ARTICLE III
                                   CONDITIONS

SECTION  3.01  Effectiveness............................................     30
         3.02  Borrowings...............................................     31



- -------------------
         (1)  The Table of Contents is not a part of this Agreement.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION  4.01  Corporate Existence and Power............................     32
         4.02  Corporate Authorization..................................     32
         4.03  Binding Effect...........................................     32
         4.04  Financial Information....................................     32
         4.05  Litigation...............................................     33
         4.06  Governmental and Other Approvals.........................     33
         4.07  Full Disclosure..........................................     33
         4.08  Compliance with ERISA....................................     34
         4.09  Taxes....................................................     34
         4.10  Environmental Matters....................................     34


                                    ARTICLE V
                                    COVENANTS

SECTION  5.01  Furnishing of Financial Data
                 and Certificates.......................................     35
         5.02  Payment of Taxes.........................................     36
         5.03  Conduct of Business and
                 Maintenance of Existence...............................     37
         5.04  Maintenance of Property and Leases.......................     37
         5.05  Insurance................................................     37
         5.06  Accounts and Reports.....................................     37
         5.07  Inspection...............................................     37
         5.08  Maintenance of Consolidated Tangible
                 Net Worth .............................................     38
         5.09  Coverage of Consolidated Fixed
                 Charges................................................     38
         5.10  Leverage Ratio...........................................     38
         5.11  Restrictions on Liens....................................     38
         5.12  Restricted Payments......................................     40
         5.13  Investments..............................................     40
         5.14  Restrictions on Sales, Consolidations
                 and Mergers............................................     42
         5.15  Transactions with Affiliates.............................     43
         5.16  Restriction on Debt of Subsidiaries......................     43
         5.17  Use of Proceeds..........................................     44


                                   ARTICLE VI
                                    DEFAULTS

SECTION  6.01  Events of Default........................................     44
         6.02  Notice of Default........................................     47

                                   ARTICLE VII
                                    THE AGENT

SECTION  7.01  Appointment and Authorization............................     47
         7.02  Agent and Affiliates.....................................     48
         7.03  Action by the Agent......................................     48
         7.04  Consultation with Experts................................     48
         7.05  Liability of the Agent...................................     48
         7.06  Indemnification..........................................     49
         7.07  Credit Decision..........................................     49
         7.08  Successor Agent..........................................     49
         7.09  Agent's Fees.............................................     50


                                  ARTICLE VIII
                             CHANGE IN CIRCUMSTANCES

SECTION  8.01  Basis for Determining Interest
                 Rate Inadequate or Unfair..............................     50
         8.02  Illegality...............................................     51
         8.03  Increased Cost and Reduced Return........................     51
         8.04  Taxes....................................................     53
         8.05  Base Rate Loans Substituted for
                 Affected Fixed Rate Loans..............................     55


                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION  9.01  Notices..................................................     56
         9.02  No Waivers...............................................     56
         9.03  Expenses; Indemnification................................     56
         9.04  Sharing of Set-Offs......................................     57
         9.05  Amendments and Waivers...................................     58
         9.06  Successors and Assigns...................................     58
         9.07  Collateral...............................................     60
         9.08  Governing Law; Submission to Juris-
                 diction................................................     60
         9.09  Counterparts; Integration................................     60
         9.10  WAIVER OF JURY TRIAL.....................................     61
         9.11  Maximum Interest Rate....................................     61


Pricing Schedule

Exhibit A  -    Note

Exhibit B  -    Form of Money Market Quote Request

Exhibit C  -    Form of Invitation for Money Market Quotes

Exhibit D  -    Form of Money Market Quote

Exhibit E  -    Opinion of Counsel for the Borrower

Exhibit F  -    Opinion of Davis Polk & Wardwell, Special
                Counsel for the Agent

Exhibit G  -    Assignment and Assumption Agreement

                                CREDIT AGREEMENT


         AGREEMENT dated as of April 7, 1995 among THE NEIMAN MARCUS GROUP, INC., the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

         The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

         "Adjusted CD Rate" has the meaning set forth in Section 2.07(b).

         "Adjusted Consolidated Net Income" means, for any period, Consolidated Net Income for such period, plus the aggregate of the following items of the Borrower and its Subsidiaries for such period:

              (a) taxes based on or measured by income;

              (b) minimum rentals, i.e., rentals paid by the Borrower or any Subsidiary, other than amounts determined by reference to income generated from the leased property (including amounts accrued for or based on taxes, other than income taxes, to the extent that any thereof are payable in addition to rent), under any lease of real property excluding in any event (i) leases between the Borrower and a Subsidiary or between a Subsidiary and another Subsidiary and (ii) Capitalized Leases; and

              (c) interest on any Debt outstanding during such period.

         "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

         "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or
(ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement no individual shall be deemed to be an Affiliate solely by reason of the fact that such individual is a director or officer of the Borrower.

         "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

         "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

         "Assessment Rate" has the meaning set forth in Section 2.07(b).

         "Assignee" has the meaning set forth in Section 9.06(c).

         "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

         "Base Rate" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article VIII.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Borrower" means The Neiman Marcus Group, Inc., a Delaware corporation, and its successors.

         "Borrower's 1994 10-K" means the Borrower's annual report on Form 10-K for 1994, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

         "Borrowing" has the meaning set forth in Section 1.03.

         "Capitalized Lease" means a lease under which, in accordance with United States generally accepted accounting principles, the liability of the lessee is required to be capitalized on its balance sheet.

         "CD Base Rate" has the meaning set forth in Section 2.07(b).

         "CD Loan" means a Committed Loan to be made by a Bank as a CD Loan in accordance with the applicable Notice of Committed Borrowing.

         "CD Margin" has the meaning set forth in Section 2.07(b).

         "CD Reference Banks" means Bank of America National Trust and Savings Association, National Westminster Bank PLC and Morgan Guaranty Trust Company of New York.

         "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.09.

         "Committed Loan" means a loan made by a Bank pursuant to Section 2.01.

         "Consolidated Fixed Charges" means for any period, the sum of the items included in Adjusted Consolidated Net Income pursuant to paragraphs (b) and (c) of the definition thereof for such period.

         "Consolidated Intangible Assets" means, at any date, the amount of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to July 30, 1994 in the book value of any asset owned by the Borrower or any of its Consolidated Subsidiaries and (ii) goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items (except for any such intangible items reflected in the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries at July 30, 1994) of the Borrower and its Consolidated Subsidiaries at such date.

         "Consolidated Net Income" means for any period, the aggregate of the net income (less losses) of the Borrower and its Subsidiaries for such period (after eliminating all intercompany items and after provisions for minority interests, if any), all determined in accordance with United States generally accepted accounting principles; provided, however, Consolidated Net Income shall not include (a) extraordinary gains or extraordinary losses, (b) the net income or losses of any corporation or other enterprise accrued prior to the date it becomes a Subsidiary, (c) the net income arising from any discontinued operation(s) of the Borrower or any Subsidiary as so classified in the Borrower's consolidated financial statements or (d) any amortization or write-off of goodwill or other intangible assets arising in connection with a merger, consolidation or acquisition of stock or assets to which the Borrower or a Subsidiary is a party.

         "Consolidated Net Tangible Assets" means, at any date, the consolidated assets of the Borrower and its Consolidated Subsidiaries less the sum of (i) the consolidated current liabilities of the Borrower and its Consolidated Subsidiaries, (ii) all other liabilities, other than liabilities for Debt representing obligations for borrowed money of the Borrower and its Consolidated Subsidiaries and liabilities for deferred taxes of the Borrower and its Consolidated Subsidiaries, which would be required to be shown as liabilities on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, and (iii) Consolidated Intangible Assets, all determined as of such date.

         "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in the Borrower's consolidated financial statements if such statements were prepared as of such date.

         "Consolidated Tangible Net Worth" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries (plus, to the extent not otherwise reflected therein, redeemable preferred stock of the Borrower) less Consolidated Intangible Assets, all determined as of such date.

         "Debt" means as applied to the Borrower and its Subsidiaries, without duplication, (a) all obligations for borrowed money or other extensions of credit whether secured or unsecured, absolute or contingent, other than trade accounts payable, expense accruals, or similar liabilities arising in the ordinary course of business, (b) all obligations evidenced by bonds, notes, debentures, or other similar instruments, (c) all obligations secured by any Lien on property owned or acquired by the Borrower or any of its Subsidiaries whether or not the obligations secured thereby shall have been assumed, (d) that portion of all obligations arising under Capitalized Leases that is required to be capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries and (e) all obligations of the type described in clauses (a) through (d) above Guaranteed by the Borrower or any of its Subsidiaries; provided that, a transfer of receivables, with or without recourse, which is accounted for as a sale under United States generally accepted accounting principles shall not give rise to Debt of the transferor for purposes of this Agreement.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Deloitte & Touche" means Deloitte & Touche LLP, independent certified accountants for the Borrower.

         "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Boston, Massachusetts are authorized by law to close.

         "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "Domestic Loans" means CD Loans or Base Rate Loans or both.

         "Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

         "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

         "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

         "Euro-Dollar Margin" has the meaning set forth in Section 2.07(c).

         "Euro-Dollar Reference Banks" means the principal London offices of Bank of America National Trust and Savings Association, National Westminster Bank PLC, and Morgan Guaranty Trust Company of New York.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

         "Event of Default" has the meaning set forth in Section 6.01.

         "Existing Agreement" means the Credit Agreement dated as of March 31, 1988, as amended by Amendment No. 1 thereto dated as of October 25, 1988, as amended by Amendment No. 2 thereto dated as of April 17, 1989 and as amended by Amendment No. 3 thereto dated as of March 31, 1991 among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business

Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

         "Fixed Charge Coverage Ratio" means the ratio of (i) Adjusted Consolidated Net Income for each period of four consecutive fiscal quarters, commencing with the four quarters ending April 29, 1995, to (ii) Consolidated Fixed Charges for each such period.

         "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "HGI" means Harcourt General, Inc., a Delaware corporation.

         "Indemnitee" has the meaning set forth in Section 9.03(b).

         "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

         (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month

         (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                  (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                  (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(4) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(5) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 5 days) as the Borrower may elect in accordance with Section 2.03; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                  (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                  "Investment" means all loans, advances, extensions of credit, guarantees, purchases of stock (other than stock of the Borrower) or other securities, contributions to capital or otherwise, whether existing on the date of this Agreement or hereafter made.

                  "Leverage Ratio" means, at any date, the percentage equivalent of a fraction the numerator of which is Total Adjusted Debt at such date and the denominator of which is Total Capitalization at such date.

                  "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

                  "London Interbank Offered Rate" has the meaning set forth in
Section 2.07(c).

                  "Material Debt" means Debt (other than the Loans) of the Borrower and/or one or more of its Consolidated Subsidiaries, in an aggregate principal amount exceeding $10,000,000.

                  "Material Financial Obligations" means a principal amount of Debt and/or payment or collateralization obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, exceeding in the aggregate $10,000,000.

                  "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.

                  "Money Market Absolute Rate" has the meaning set forth in
Section 2.03(d).

                  "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

                  "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

                  "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

                  "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

                  "Money Market Margin" has the meaning set forth in Section 2.03(d).

                  "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

                  "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

                  "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

                  "Parent" means, with respect to any Bank, any Person controlling such Bank.

                  "Participant" has the meaning set forth in Section 9.06(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                  "Pricing Schedule" means the Schedule attached hereto identified as such.

                  "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

                  "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

                  "Refunding Borrowing" means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed Loans made by any Bank.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Rental Expense" means, for any period, the amount of the item included in Adjusted Consolidated Net Income pursuant to paragraph (b) of the definition thereof for such period.

                  "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments at such time or, if the Commitments shall have been terminated in their entirety, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

                  "Restricted Payment" means (a) the declaration or payment of any dividend (in cash or property) on or in respect of any shares of any class of capital stock of the Borrower, except dividends payable in capital stock of the Borrower, (b) the purchase or other retirement of any shares, and of any option or warrant or other right to purchase any shares, of any class of capital stock of the Borrower, directly, or indirectly through a Subsidiary, or otherwise, except for (i) the purchase by the Borrower subsequent to January 28, 1995 of stock options held by employees in an amount not to exceed $2,000,000 in the aggregate and (ii) scheduled sinking fund payments on the 6% Cumulative Convertible Preferred Stock of the Borrower and (c) the prepayment, redemption, retirement or purchase of

Subordinated Debt of the Borrower other than (i) at its scheduled maturity or
(ii) in exchange for equity securities (including options or warrants to purchase equity securities) of the Borrower or other Subordinated Debt of the Borrower.

                  "Revolving Credit Period" means the period from and including the Effective Date to but not including the Termination Date.

                  "S&P" means Standard & Poor's Ratings Group.

                  "Significant Subsidiary" means at any time (i) Bergdorf Goodman, Inc. and Contempo Casuals and their respective successors, and (ii) any other Subsidiary whose consolidated assets are equal to at least 7% of the consolidated assets of the Borrower and its Consolidated
Subsidiaries at such time.

                  "Smith Family Group" means the group of persons party to the Smith-Lurie/Marks Stockholders Agreement dated as of December 29, 1986, as amended (whether or not such agreement is terminated) and the progeny of each such person.

                  "Subordinated Debt" means any unsecured Debt of the Borrower which is by its terms subordinated in right of payment to the Notes.

                  "Subsidiary" means any corporation or other entity (i) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower (or, if such term is used with reference to any other Person, by such Person) or (ii) a majority of the equity interest in which shall at the time be owned directly or indirectly by the Borrower and which is a Consolidated Subsidiary as of such time.

                  "Termination Date" means April 7, 2000, or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar
Business Day.

                  "Total Adjusted Debt" means, at any date, an amount equal to
(i) the consolidated Debt of the Borrower and its Subsidiaries (excluding any such Debt (other than short-term indebtedness for borrowed money or the current portion of long-term Debt) which is a current liability of the Borrower or a Subsidiary) at such date plus (ii) an amount equal to 800% of the Rental Expense for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

                  "Total Capitalization" means, at any date, the sum of Total Adjusted Debt plus Consolidated Tangible Net Worth plus Consolidated Intangible Assets, each determined as of such date.

                  "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

                  "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

                  "Wholly-Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

                  SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred with by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in United States generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of United States generally accepted accounting principles in effect immediately before the relevant change in United States generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

                  SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).


                                   ARTICLE II

                                   THE CREDITS


                  SECTION 2.01. Commitments to Lend. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section , repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section .

                  SECTION 2.02. Notice of Committed Borrowings. The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 11:00 A.M. (New York

City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

                  (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                  (b) the aggregate amount of such Borrowing,

                  (c) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans, and

                  (d) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                  SECTION 2.03.  Money Market Borrowings.

                  (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section , request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section .

                  (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section , it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 11:00 A.M. (New York City time) on (x) the fourth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

                  (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

                  (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,

                  (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

                  (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request.

                  (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section .

                  (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices referred to in Section 9.01 not later than (x) 4:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:15 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) 3:00 P.M. (New York City time), in the case of a LIBOR Auction or (y) 9:00 A.M. (New York City time), in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

             (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

                  (A) the proposed date of Borrowing,

                  (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $10,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                  (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                  (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

                  (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

            (iii)  Any Money Market Quote shall be disregarded if it:

                  (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection
         (d)(ii);

                  (B) contains qualifying, conditional or similar language;

                  (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

                  (D) arrives after the time set forth in subsection (d)(i).

                  (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify
(A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

                  (f) Acceptance and Notice by Borrower. Not later than 10:00 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

                  (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

                  (ii) the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000,

                  (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

                  (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                  (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

                  SECTION 2.04.  Notice to Banks; Funding of Loans.

                  (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

                  (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section ) make available its share of such Borrowing, in Federal or other funds immediately available in New York City to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

                  (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b), or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

                  (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and, if such Bank shall have failed to do so within four Domestic Business Days of demand by the Agent therefor (a copy of which shall be simultaneously given to the Borrower), the Borrower agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

                  SECTION 2.05. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

                  (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

                  (c) Upon receipt of each Bank's Note pursuant to Section 3.01(b), the Agent shall forward such Note to such

Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

                  SECTION 2.06. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

                  SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

                  (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the applicable Adjusted CD Rate for such Interest Period; provided that if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Loan and (ii) the rate applicable to Base Rate Loans for such day.

                  "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

                  The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:


                           [  CDBR      ]*
                  ACDR  =  [ ---------- ]  + AR
                           [ 1.00 - DRP ]

                  ACDR  =  Adjusted CD Rate
                  CDBR  =  CD Base Rate
                  DRP   =  Domestic Reserve Percentage
                  AR    =  Assessment Rate

         -------------
         * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%


                  The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

                  "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

                  "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

                  (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the applicable London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

                  "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

                  The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London inter bank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

                  (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Loan and (ii) the rate applicable to Base Rate Loans for such day.

                  (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank

Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

                  (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section . If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

                  SECTION 2.08. Facility Fee. The Borrower shall pay to the Agent for the account of the Banks ratably in proportion to their respective Commitments a facility fee at a rate per annum equal to the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date (or earlier date of termination of the Commitments in their entirety) to but excluding the date the Loans shall be repaid in their entirety, on the daily average aggregate outstanding principal amount of the Loans. Accrued fees under this Section shall be payable quarterly in arrears on each March 1, June 1, September 1 and December 1 prior to the Termination Date and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

                  SECTION 2.09. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

                  SECTION 2.10. Scheduled Termination of Commitments. The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                  SECTION 2.11. Optional Prepayments. (a) The Borrower may (i) upon at least one Domestic Business Day's notice to the Agent, prepay any Domestic Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) or (ii) subject to Section 2.13, upon at least three Euro-Dollar Business Days' notice to the Agent, prepay any Euro-Dollar Borrowing, in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

                  (b) Except as provided in clause (i) of Section 2.11(a), the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

                  (c) Upon receipt of a notice of prepayment pursuant to this Section , the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

                  SECTION 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York

City, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

                  SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article II or VI or otherwise, but not including Article VIII) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a) or 2.11(c), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of clearly demonstrable error. Each such certificate shall be accompanied by such information as the Borrower may reasonably request as to the computation set forth therein.

                  SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                  SECTION 2.15.  Regulation D Compensation.   For so long as any
Bank maintains reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents), and as a result the cost to such Bank (or its Euro-Dollar Lending Office) of making or maintaining its Euro-Dollar Loans is increased, then such Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the rate specified in clause (i)(A). Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall furnish to the Borrower at least three Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans an officer's certificate setting forth the amount to which such Bank is then entitled under this Section (which shall be consistent with such Bank's good faith estimate of the level at which the related reserves are maintained by it). Each such certificate shall be accompanied by such information as the Borrower may reasonably request as to the computation set forth therein.

                  SECTION 2.16. Replacement of Banks. The Borrower shall have the right, from time to time, with the assistance of the Agent, to substitute a bank or banks (which may be one or more of the Banks) for any Bank whose participation hereunder the Borrower shall have determined (in its discretion) to terminate.


                                   ARTICLE III

                                   CONDITIONS


                  SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

                  (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

                  (b) receipt by the Agent for the account of each Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.05;

                  (c) receipt by the Agent of an opinion of the General Counsel of the Borrower, given upon the express instruction of the Borrower, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                  (d) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                  (e) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent; and

                  (f) receipt by the Agent of evidence satisfactory to it of the payment of all principal of and interest on any loans outstanding under, and of all other amounts payable under, the Existing Credit Agreement;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than April 21, 1995. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto. The Banks that are parties to the Existing Credit Agreement, comprising the "Required Banks" as defined therein, and the Borrower agree that the commitments under the Existing Credit Agreement shall terminate in their entirety simultaneously with and subject to the effectiveness of this Agreement and that the Borrower shall be obligated to pay the accrued facility fees thereunder to but excluding the date of such effectiveness.

                  SECTION 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) receipt by the Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

                  (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

                  (c) the fact that, immediately after such Borrowing, no Default shall have occurred and be continuing; and

                  (d) the fact that the representations and warranties of the Borrower contained in this Agreement (other than, in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 4.04(c) and 4.05, which need not be true if the matter which would make them untrue has theretofore been disclosed in writing by the Borrower to the Banks) shall be true in all material respects on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(b), (c) and (d) of this Section .


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


                  The Borrower represents and warrants that:

                  SECTION 4.01. Corporate Existence and Power. The Borrower and each Significant Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has all power and authority to carry on its business as now being conducted and to own its properties, and is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which the failure to qualify would materially and adversely affect the conduct of its business or the enforceability of its contractual rights.

                  SECTION 4.02. Corporate Authorization. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate power, have been duly authorized by all necessary corporate action and will not contravene, or constitute a default under, any provision of applicable law or regulation or of the Restated Certificate of Incorporation or By-Laws of the Borrower, or of any judgment, order, decree, agreement or instrument binding on the Borrower or result in the creation of any Lien upon any of its property or assets.

                  SECTION 4.03. Binding Effect. This Agreement constitutes, and the Notes when duly executed on behalf of the Borrower and delivered in accordance with this Agreement will constitute, the valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

                  SECTION 4.04.  Financial Information.

                  (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of July 30, 1994 and the related consolidated statements of operations and cash flows for the fiscal year then ended, reported on by Deloitte & Touche and set forth in the Borrower's 1994 Annual Report to Shareholders and incorporated by reference in the Borrower's 1994 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

                  (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of January 28, 1995 and the related unaudited consolidated statements of operations and cash flows for the three months then ended, set forth in the Borrower's quarterly report to shareholders, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section , the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three-month period (subject to normal year-end adjustments).

                  (c) Since January 28, 1995, there has been no material adverse change in the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

                  SECTION 4.05. Litigation. There are no actions, suits or proceedings pending against or, to the knowledge of the Borrower, threatened against or affecting, the Borrower or any Significant Subsidiary in any court or before or by any governmental department, agency or instrumentality, in which there is a reasonable possibility of an adverse decision which would materially and adversely affect the financial condition or business of the Borrower and its Subsidiaries, taken as a whole.

                  SECTION 4.06. Governmental and Other Approvals. No approval, consent or authorization of or filing or registration with any governmental authority or body is necessary for the execution, delivery or performance by the Borrower of this Agreement or the Notes or for the performance by the Borrower of any of the terms or conditions hereof or thereof.

                  SECTION 4.07. Full Disclosure. All financial statements and other documents furnished by the Borrower to the Banks in connection with this Agreement do not and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect the business, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries or the Borrower's ability to perform its obligations under this Agreement.

                  SECTION 4.08. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                  SECTION 4.09. Taxes. United States Federal income tax returns of the Borrower and its Subsidiaries have been examined and closed through the fiscal year ended August 4, 1990. The Borrower and its Subsidiaries have filed all United States Federal income tax returns, and the Borrower and its Significant Subsidiaries have filed all other material tax returns, which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Significant Subsidiary except where the payment of any such taxes is being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

                  SECTION 4.10. Environmental Matters. The Borrower has reasonably concluded that the costs of compliance with Environmental Laws are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

                                    ARTICLE V

                                    COVENANTS


                  The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

                  SECTION 5.01. Furnishing of Financial Data and Certificates. The Borrower will deliver to each of the Banks:

                  (a) As soon as practicable, and in any event within 75 days after the close of each of the first three quarters of each fiscal year of the Borrower, (i) the condensed consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarter, (ii) the condensed consolidated statement of operations of the Borrower and its Consolidated Subsidiaries for such quarter and for the portion of such fiscal year to and including such quarter and (iii) the condensed consolidated statements of cash flows of the Borrower and its Consolidated Subsidiaries for the portion of such fiscal year to and including such quarter, each of the foregoing to set forth in comparative form the corresponding figures of the previous year and to be in reasonable detail and certified by the principal accounting officer of the Borrower, subject to year-end audit adjustments; delivery by the Borrower of its Quarterly Reports on Form 10-Q shall be deemed compliance with this provision;

                  (b) As soon as practicable, and in any event within 120 days after the close of each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, (ii) the consolidated statement of operations of the Borrower and its Consolidated Subsidiaries for such fiscal year and (iii) the consolidated statements of cash flows of the Borrower and its Consolidated Subsidiaries for such fiscal year, each of the foregoing to set forth in comparative form the corresponding figures of the previous year and to be in reasonable detail and audited and certified by Deloitte & Touche or other certified public accountants of nationally recognized standing reasonably satisfactory to the Banks; delivery by the Borrower of its Annual Reports on Form 10-K (together with its annual report to shareholders, if incorporated by reference therein) shall be deemed compliance with this provision;

                  (c) Promptly after sending or filing, copies of all financial statements, reports, notices and proxy statements as it shall send to its shareholders, and of all periodic reports filed by the Borrower with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions; and

                  (d) Such other information (which is readily obtainable by the Borrower without incurring any undue expense) regarding the financial condition of the Borrower as any Bank may reasonably request.

                  Together with each delivery of financial statements required by clauses (a) and (b) above, the Borrower will deliver to the Banks a certificate of its principal accounting officer stating that to the best of his knowledge there exists no Default or, if any Default exists, specifying the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto. The certificate delivered in conjunction with each delivery of annual and quarterly financial statements shall in addition demonstrate in reasonable detail compliance during the preceding fiscal period with Sections 5.08, 5.09, 5.10, 5.11(j), 5.12 and 5.13(s).

                  Each certificate of independent certified public accountants delivered with the financial statements required by clause (b) above shall be accompanied by a written statement of such accountants that, in conducting the examination necessary to the giving of such certificate, they have obtained no knowledge of the existence during the fiscal period under examination of any condition, event or act which constitutes a Default (insofar as such a condition, event or act relates to accounting matters), or if in the opinion of such accountants there shall exist any Default, such statement shall specify the nature thereof.

                  SECTION 5.02. Payment of Taxes. The Borrower will, and will cause each Subsidiary to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Borrower or any Subsidiary, provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith and if the Borrower or a Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles.

                  SECTION 5.03. Conduct of Business and Maintenance of Existence. The Borrower will preserve and maintain its corporate existence and will, and will cause each Subsidiary to, conduct its affairs and carry on its business and operations in such manner as to comply with any and all applicable laws (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is being contested in good faith.

                  SECTION 5.04. Maintenance of Property and Leases. The Borrower will, and will cause each Subsidiary to, keep its properties, whether owned or leased, in satisfactory repair, working order and condition.

                  SECTION 5.05. Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurers insurance against liability to persons and damage to property to the extent and in the manner customary for companies of like size in similar businesses, it being understood that the Borrower may self-insure against exposures which, in the judgment of its management, are reasonable in relation to its financial position. The Borrower will deliver to the Banks from time to time upon request of any Bank through the Agent full information as to the insurance so carried.

                  SECTION 5.06. Accounts and Reports. The Borrower will, and will cause each Subsidiary to, keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its businesses and affairs, in accordance with generally accepted accounting principles consistently applied.

                  SECTION 5.07. Inspection. Each Bank or its designee shall have the right, at its expense, on reasonable notice (given to a senior financial officer of the Borrower) and at reasonable times to visit and inspect the properties of the Borrower and its Subsidiaries and to discuss the financial affairs of the Borrower and its Subsidiaries with the Borrower's senior officers and will be furnished from the books of the Borrower and its Subsidiaries such financial information as it may reasonably request and upon such reasonable conditions relating to confidentiality of the material and information so supplied as the Borrower might impose. Each Bank shall respect the confidential nature of the material and information so supplied and shall take reasonable measures to preserve such confidentiality. It is understood that a Bank may be required to disclose such confidential material and information or portions thereof (1) at the request of a bank regulatory agency or in connection with an examination of the Bank by bank examiners, (2) pursuant to subpoena or other court process, (3) at the express direction of any other authorized government agency, (4) to its independent auditors or (5) otherwise as required by law.

                  SECTION 5.08. Maintenance of Net Worth. Consolidated Tangible Net Worth will at all times be equal to or greater than the Compliance Level. For this purpose, the "Compliance Level" is an amount initially equal to $375,000,000; the Compliance Level shall be increased effective at the end of each fiscal year of the Borrower commencing after July 30, 1994 by an amount equal to 50% of the difference between Consolidated Net Income and dividends on preferred stock for such year, but as to any particular year only if such difference is a positive amount. The Compliance Level shall at no time decrease.

                  SECTION 5.09. Coverage of Consolidated Fixed Charges. The Fixed Charge Coverage Ratio will not at the end of any fiscal quarter be less than 1.20 to 1.

                  SECTION 5.10. Leverage Ratio. The Leverage Ratio will at no time exceed 75%.

                  SECTION 5.11. Restrictions on Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property or assets now owned or hereafter acquired, except:

                  (a) Liens existing on the date hereof securing Debt outstanding on the date hereof;

                  (b) Liens incidental to the conduct of its business or the ownership of its properties and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit or the incurrence of Derivatives Obligations and which do not materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

                  (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof and the Debt secured by such Lien does not exceed the cost of such asset (such cost to be determined at the lower of cost or fair market value at the time the Lien is placed on such asset);

                  (d) Liens incurred in connection with the making of the type of Investment described in Section 5.13(r) and Liens incurred in connection with the acquisition of, or improvements to, real estate; provided, however, that no such Lien shall extend to or cover any property other than the property so acquired or improved;

                  (e) any Lien existing on any assets of any corporation or other entity at the time it becomes a Subsidiary and not created in contemplation of such corporation becoming a Subsidiary, or existing on any assets acquired by the Borrower or any Subsidiary through purchase, merger, consolidation, or otherwise and not created in contemplation of such purchase, merger, consolidation or other transaction;

                  (f) any Lien resulting from any order of attachment, distraint or other legal process arising out of judicial proceedings so long as the execution or other enforcement thereof is effectively stayed;

                  (g) Liens on shares of capital stock or property of a Subsidiary securing obligations owing by such Subsidiary to the Borrower or to another Subsidiary;

                  (h) Liens arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by this Section 5.11, provided that such Debt is not increased and is not secured by any additional assets;

                  (i) Liens to banks or other institutions arising in connection with the issuance of letters of credit or bankers' acceptances in connection with the shipment or storage of goods in the ordinary course of business;

                  (j) Liens not otherwise permitted by any of the foregoing clauses of this Section 5.11 securing Debt in an aggregate principal amount at any time outstanding not to exceed 10% of Consolidated Net Tangible Assets; and

                  (k) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $25,000,000.

                  SECTION 5.12. Restricted Payments. The Borrower will not make any Restricted Payment unless, after giving effect to such action, the sum of
(a) $50,000,000, (b) 75% of Consolidated Net Income for the period from July 31, 1994 to the end of the quarter prior to such Restricted Payment, and (c) the cash proceeds from the sale of equity securities of the Borrower (including options and warrants to purchase such equity securities) subsequent to July 30, 1994 exceeds the sum of all Restricted Payments subsequent to July 30, 1994.

                  SECTION 5.13. Investments. Neither the Borrower nor any Subsidiary will make, purchase, own or have outstanding any Investments or Guarantee any Debt or other obligations, stock or dividends of any other Person, except:

                  (a) Loans and advances by the Borrower to any Subsidiary or loans and advances between Subsidiaries or by any Subsidiary to the Borrower;

                  (b)  Investments existing as of January 28, 1995;

                  (c) Investments in direct obligations of or obligations guaranteed by the United States of America or any agency or instrumentality thereof;

                  (d) Investments in municipal obligations, municipal auction preferred stock and asset backed securities, provided, however, that any such instrument shall be rated, at the time of investment, a minimum rating of AAA by S&P and/or Aaa by Moody's, or the equivalent short-term municipal ratings of SP1+ by S&P or MIG-1 by Moody's;

                  (e) Investments in certificates of deposit; time deposits; money market funds; and bankers' acceptances issued by any United States commercial bank (or branch thereof) or issued by any foreign bank (or branch thereof) or a bank holding company having at the time of investment capital and surplus of at least $100,000,000, provided, however, that any such banking instruments shall be rated, at the time of investment, a Thomson BankWatch rating of B/C or better;

                  (f) Investments in commercial paper issued by any corporation and rated at the time of investment a minimum rating of A1 or better by S&P or P1 or better by Moody's and, in either case, maturing within 270 days after the date of the acquisition thereof;

                  (g) Investments in auction rate preferred stock and fixed rate or adjustable rate bonds or notes, provided, however, that any such instrument shall be rated, at the time of investment, a minimum rating of A- by S&P and/or A3 by Moody's;

                  (h) Repurchase agreements provided that such investments (i) are made through primary U.S. Government dealers who, at the time of investment, have a minimum commercial paper rating of A1 by S&P or P1 by Moody's, (ii) are collateralized on a daily basis at a minimum level of 102% by direct obligations of the United States of America or any agency or instrumentality thereof and (iii) mature within one year from the time of investment;

                  (i) Subject to the provisions of Section 5.12, purchases, redemptions, or other retirements of any of the Borrower's securities through the issuance of stock or the sale of treasury stock in exchange for such securities, or with the proceeds of any issuance of stock or sale of treasury stock within 180 days after the receipt of such proceeds;

                  (j) Loans to key executive personnel for the purpose of purchasing common stock of the Borrower under the terms of the Borrower's Key Executive Stock Purchase Plan, provided that the aggregate amount of such loans at any time outstanding shall not exceed $5,000,000;

                  (k) Advances to employees of the Borrower or its Subsidiaries for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of their employment;

                  (l) The extension of credit, reflected, in accordance with generally accepted accounting principles, as accounts receivable (including notes, drafts, credit card transactions, trade acceptances and letters of credit) arising from transactions in the ordinary course of business in connection with the sale of goods or the performance of services;

                  (m) Advances, deposits, down payments and prepayments made in the ordinary course of business;

                  (n) Purchases or acquisitions of stock or other securities of any corporation or enterprise which is, or will thereupon become, a Subsidiary;

                  (o) Purchases or acquisitions of stock or other securities of any corporation if, after giving effect to previous purchases of stock or securities of such corporation, if any, the Borrower will account for such purchases of stock or other securities under the equity method of accounting or whose financial statements are consolidated with those of the Borrower;

                  (p) Endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (q) Investments in a Subsidiary or any other corporation which would be a Subsidiary assuming conversion by the Borrower or a Subsidiary of preferred stock or debt securities of said corporation and Guarantees of any Debt or other obligation of the Borrower or any Subsidiary;

                  (r) Guarantees of bonds, notes or other similar obligations of a state, city, town or other governmental agency or entity which obligations are issued in order to finance property used or to be used by the Borrower or any Subsidiary, provided that the obligations so Guaranteed shall be treated as Debt; and

                  (s) Additional Investments, not otherwise permitted by paragraphs (a) through (r) above, if, after giving effect to any such additional Investment subsequent to January 28, 1995, the aggregate cost of all such additional Investments made by the Borrower and its Subsidiaries (less the amount of cash actually received by the Borrower and its Subsidiaries in respect of repayments, sales or other liquidations of such Investments) will not exceed 10% of Consolidated Net Tangible Assets.

                  For the purposes of this Section 5.13, in determining the amount of an Investment made through the transfer of real property, such property shall be valued at the book or fair value thereof at the time of transfer, whichever is greater.

                  SECTION 5.14. Restrictions on Sales, Consolidations and Mergers. Neither the Borrower nor any Subsidiary will sell, lease or in any way dispose of all, or substantially all, of the property or assets of the Borrower and its Subsidiaries, taken as a whole, nor will the Borrower consolidate or merge with or into any other Person, provided that this Section 5.14 shall not prevent any merger involving the Borrower in which the Borrower or HGI is the surviving corporation if, at the time of, and after giving effect to any such merger, (i) no Default shall have occurred and be continuing and (ii) in the case that the Borrower is not the survivor and the survivor is HGI, HGI must expressly assume the Borrower's obligations under this Agreement in an instrument in form and substance approved by the Agent, HGI must execute and deliver new notes of HGI substantially in the form of Exhibit A hereto and HGI must deliver an opinion of its general counsel substantially in the form of Exhibit E hereto with respect to HGI.

                  SECTION 5.15. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; provided, however, that the foregoing provisions of this Section shall not prohibit (a) the Borrower from declaring or paying any lawful dividend, (b) the Borrower or any Subsidiary from engaging in any commercial transaction with an Affiliate so long as such transaction is on terms and conditions at least as favorable to the Borrower or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate, (c) the Borrower from making payments pursuant to the Intercompany Services Agreement between the Borrower and HGI dated as of July 24, 1987, a copy of which has previously been furnished to the Banks or (d) the Borrower from redeeming shares of its 6% Cumulative Convertible Preferred Stock or its 9-1/4% Cumulative Redeemable Preferred Stock in accordance with the terms of the Certificate of Designation for each of such Preferred Stock included in the Borrower's Restated Certificate of Incorporation; provided, further that a transaction permitted by this Section may nonetheless give rise to an Event of Default under another Section of this Agreement.

                  SECTION 5.16. Restriction on Debt of Subsidiaries. The Borrower will not permit any of its Subsidiaries to incur or at any time be liable with respect to any Debt except (a) Debt owing to the Borrower or any Wholly-Owned Subsidiary, (b) Debt which is secured by a Lien permitted by Sections 5.11 (a) through 5.11 (i), inclusive, (c) Debt of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event, (d) Debt of Subsidiaries not otherwise permitted by any of the foregoing clauses in an aggregate principal amount at any time outstanding not to exceed $10,000,000 and

(e) Debt of Subsidiaries outstanding on the date of this Agreement.

                  SECTION 5.17. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.


                                   ARTICLE VI

                                    DEFAULTS


                  SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                  (a) the Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within three days of the due date thereof any interest or fees payable hereunder;

                  (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.08 to 5.17, inclusive;

                  (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to the Borrower by the Agent at the request of any Bank;

                  (d) any material representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made), and if the same shall be susceptible of cure, such incorrectness shall not have been cured to the reasonable satisfaction of the Required Banks within 30 days after notice thereof has been given to the Borrower by the Agent at the request of any Bank;

                  (e) the Borrower or any Subsidiary shall fail to make payment of any Material Financial Obligation when due or within any applicable grace period;

                  (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                  (g) the Borrower or any Significant Subsidiary or any one or more Consolidated Subsidiaries having combined assets exceeding 5% of the consolidated assets of the Borrower and its Consolidated Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary or any one or more Consolidated Subsidiaries having combined assets exceeding 5% of the consolidated assets of the Borrower and its Consolidated Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any

         Significant Subsidiary or any one or more Consolidated Subsidiaries having combined assets exceeding 5% of the consolidated assets of the Borrower and its Consolidated Subsidiaries under the federal bankruptcy laws as now or hereafter in effect;

                  (i) any member of the ERISA Group shall fail to pay when due an amount or amounts (other than amounts being contested in good faith through appropriate proceedings) aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan in a distress termination under Section 4041(c) of ERISA shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000;

                  (j) a judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower or any Significant Subsidiary or any one or more Consolidated Subsidiaries having combined assets exceeding 5% of the consolidated assets of the Borrower and its Consolidated Subsidiaries and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

                  (k) (i) HGI shall cease to hold 40% of the issued and outstanding common stock of the Borrower (assuming for this purpose conversion of all outstanding securities convertible into common stock of the Borrower but not the exercise of any outstanding warrants, options or other rights to purchase common stock of the Borrower), (ii) any person or group of persons (within the meaning of

         Section 13 or 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for purposes of this Section 6.01(k), a "Control Group") other than a Control Group including HGI shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Exchange
         Act) of more voting stock or total equity capital of the Borrower than that beneficially owned by HGI or (iii) any Control Group other than a Control Group including the Smith Family Group shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Exchange
         Act) of more voting stock or total equity capital of HGI than that beneficially owned by the Smith Family Group, if such person or group of persons is also the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of at least 15% of either the voting stock or total equity capital of HGI;

then, and in every such event, the Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 66 2/3% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                  SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(c) or (d) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                   ARTICLE VII

                                    THE AGENT


                  SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

                  SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York and its respective successors shall have the same rights and powers under this Agreement as any other Bank, subject to the provisions of
Section 2.03(d), and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its respective successors and affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Agent hereunder.

                  SECTION 7.03. Action by the Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

                  SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                  SECTION 7.05. Liability of the Agent. Neither the Agent nor any of its respective affiliates nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its respective affiliates nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness (other than its own due execution and delivery) or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

                  SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

                  SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

                  SECTION 7.08. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Borrower shall have the right to appoint a successor Agent, which shall be reasonably satisfactory to the Required Banks. If no successor Agent shall have been so appointed by the Borrower, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

                  SECTION 7.09. Agent's Fees. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.


                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES


                  SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

                  (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

                  (b) in the case of a Committed Borrowing, the Required Banks advise the Agent that the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least one Domestic Business Day before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

                  SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section , such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank or contrary to its policies. Outstanding Euro-Dollar Loans shall be maintained to maturity unless such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, in which event the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

                  SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement for which such Bank is entitled to compensation under Section 2.15 for the relevant Interest Period), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans, and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

                  (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's Commitment hereunder (to the extent undrawn) to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

                  (c) Each Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section , and each Bank will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank or contrary to its policies. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of clearly demonstrable error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Each such certificate shall be accompanied by such information as the Borrower may reasonably request as to the computation set forth therein. No payment made to any Bank under this Section shall duplicate any other payments made to such Bank under any other provision of this Agreement.

                  SECTION 8.04. Taxes. (a) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision of such jurisdiction or any jurisdiction of which such jurisdiction is a political subdivision and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision of such jurisdiction or any jurisdiction of which such jurisdiction is a political subdivision (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

                  (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, except where such liability arises from such Bank's gross negligence or willful misconduct. This indemnification shall be made within 15 days from the date such Bank or the Agent (as the case may be) makes demand therefor.

                  (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.04(a).

                  (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(a) with respect to Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

                  (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank or contrary to its policies.

                  (g) In the event any Bank obtains the benefit of any tax credit or allowance which may be available to it on account of any Taxes for which it has been indemnified by the Borrower under this Section 8.04, it will pay to the Borrower an amount equal to the net benefit so received by such Bank, as determined in good faith by it. Should it later develop because of loss carrybacks, tax credit carrybacks or otherwise that such Bank in fact did not receive the net benefit so paid over to the Borrower, the Borrower will promptly reimburse such Bank the amount by which the payment theretofore made to the Borrower exceeds the net benefits actually so received by such Bank, as determined in good faith by it.

                  SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its CD Loans or Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

                  (a) all Loans which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

                  (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.


                                   ARTICLE IX

                                  MISCELLANEOUS


                  SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail or by any other means (including, without limitation, facsimile transmission), when received at the address specified in this Section .

                  SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 9.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and each Bank, including reasonable fees and disbursements of counsel (including the allocated cost of in-house counsel), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

                  (b) The Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction; and provided further that the Banks and the Agent shall use reasonable efforts to avoid inappropriate duplication of expense in connection with any matter for which they are indemnified by the Borrower under this subsection (b).

                  SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note acquired pursuant to the foregoing arrangements may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

                  SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks,
(i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for or termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

                  SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks, it being agreed that no merger permitted by Section 5.14 shall be deemed to be an assignment or transfer for purposes of this Section 9.06.

                  (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii) or (iii) of Section

9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.15 and Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

                  (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) notice to the Agent and the consent of the Borrower (such consent not to be unreasonably delayed or withheld); provided that (i) if an Assignee is an affiliate of such transferor Bank, such notice shall be given to the Agent and the Borrower but no such consent shall be required, (ii) such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans,
(iii) unless the assignment covers all rights and obligations of such assignor Bank, the assignment shall cover the equivalent of a Commitment of not less than $10,000,000 and (iv) the remaining Commitment (if any) of the assignor Bank after any such assignment is at least $5,000,000. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

                  (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

                  (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or
Section 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                  SECTION 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

                  SECTION 9.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

                  SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 9.11. Maximum Interest Rate. (a) Nothing contained in this Agreement or the Notes shall require any Borrower to pay interest at a rate exceeding the maximum rate permitted by applicable law.

                  (b) If the amount of interest payable for the account of any Bank on any interest payment date in respect of the immediately preceding interest computation period would otherwise exceed the maximum amount permitted by applicable law to be charged by such Bank, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount.

                  (c) If the amount of interest payable for the account of any Bank in respect of any interest computation period is reduced pursuant to clause
(b) of this Section and the amount of interest payable for its account in respect of any subsequent interest computation period would otherwise be less than the maximum amount permitted by applicable law to be charged by such Bank, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Bank has been increased pursuant to this clause (c) exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to clause (b) of this Section .

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                         THE NEIMAN MARCUS GROUP, INC.


                                         By ______________________________
                                            Title: Vice President and Treasurer

                                         27 Boylston Street
                                         Chestnut Hill, MA  02167
                                         Attention:

                                         Telephone No.: 617-232-0760
                                         Telecopier number: 617-278-5397

COMMITMENTS


$60,000,000                                 MORGAN GUARANTY TRUST COMPANY OF
                                               NEW YORK



                                            By /s/ Michael Y. Leder
                                               -----------------------------
                                               Michael Y. Leder
                                               Title: Vice President



$40,000,000                                 THE LONG TERM CREDIT BANK OF JAPAN,
                                               LTD.



                                            By /s/
                                               -----------------------------
                                               Title:



$35,000,000                                 BANK OF AMERICA ILLINOIS



                                            By /s/
                                               -----------------------------
                                               Title: Vice President



$35,000,000                                  THE FIRST NATIONAL BANK OF BOSTON



                                            By /s/
                                               -----------------------------
                                               Title:



$35,000,000                                 THE BANK OF TOKYO TRUST COMPANY



                                            By /s/
                                               -----------------------------
                                               Title: Vice President

$35,000,000                                 CHEMICAL BANK



                                            By /s/ Beth F. Herman
                                               -----------------------------
                                               Beth F. Herman
                                               Title: Vice President



$35,000,000                                 CREDIT LYONNAIS NEW YORK BRANCH



                                            By /s/ Robert Ivosevich
                                               -----------------------------
                                               Robert Ivosevich
                                               Title: Senior Vice President



$35,000,000                                 CREDIT SUISSE



                                            By /s/ Nikolai A. Nachamkin
                                               -----------------------------
                                               Nikolai A. Nachamkin
                                               Title: Associate


                                            By /s/ Michael C. Mast
                                               -----------------------------
                                               Michael C. Mast
                                               Title: Member of Senior
                                                      Management



$35,000,000                                 NATIONSBANK, N.A. (CAROLINAS)



                                            By /s/
                                               -----------------------------
                                               Title: Vice President



$35,000,000                                 NATIONAL WESTMINSTER BANK PLC



                                            By /s/
                                               -----------------------------
                                               Title: Vice President

$35,000,000                                 THE SANWA BANK LIMITED



                                            By /s/
                                               -----------------------------
                                               Title: Senior Vice President



$35,000,000                                 SWISS BANK CORPORATION



                                            By /s/ Donald H. Lucardi
                                               -----------------------------
                                               Donald H. Lucardi
                                               Title: Director Merchant Banking


                                            By /s/ Jane A. Majeski
                                               -----------------------------
                                               Jane A. Majeski
                                               Title: Director Merchant Banking



$25,000,000                                 THE BANK OF NOVA SCOTIA



                                            By /s/
                                               -----------------------------
                                               Title:



$25,000,000                                 WELLS FARGO BANK, N.A.



                                            By /s/
                                               -----------------------------
                                               Title: Assistant Vice President


- -----------------

TOTAL COMMITMENTS

$500,000,000

=================

                                            MORGAN GUARANTY TRUST COMPANY OF
                                              NEW YORK, as Agent


                                            By /s/ Michael Y.Leder
                                               -----------------------------
                                               Michael Y. Leder
                                               Title: Vice President
                                            60 Wall Street
                                            New York, New York 10260-0060
                                            Attention: Syndication
                                            Telex No.: 177615
                                            Fax No.: 212-648-5016

                                PRICING SCHEDULE


                  The "Euro-Dollar Margin", "CD Margin" and "Facility Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:

===========================================================================================================
                                Level          Level          Level          Level          Level
           Status                 I             II            III             IV              V
===========================================================================================================
Euro-Dollar
Margin                          0.275          0.275          0.40           0.50            0.50
- -----------------------------------------------------------------------------------------------------------
CD Margin                       0.40           0.40           0.525          0.625           0.625
- -----------------------------------------------------------------------------------------------------------
Facility Fee
Rate                            0.125          0.175          0.20           0.25            0.375
===========================================================================================================

                  For purposes of this Schedule, the following terms have the following meanings:

                  "Level I Status" exists at any date if, at such date, the Applicable Fixed Charge Coverage Ratio is equal to or greater than 2.10.

                  "Level II Status" exists at any date if, at such date, (i) the Applicable Fixed Charge Coverage Ratio is equal to or greater than 1.50 and (ii) Level I Status does not exist.

                  "Level III Status" exists at any date if, at such date, (i) the Applicable Fixed Charge Coverage Ratio is equal to or greater than 1.40 and
(ii) neither Level I Status nor Level II Status exists.

                  "Level IV Status" exists at any date if, at such date, (i) the Applicable Fixed Charge Coverage Ratio is equal to or greater than 1.30 and (ii) none of Level I Status, Level II Status and Level III Status exists.

                  "Level V Status" exists at any date if, at such date, no other Status exists.

                  "Applicable Fixed Charge Coverage Ratio" means, for each day during any Quarter, the Fixed Charge Coverage Ratio as at the last day of the immediately preceding Quarter.

                  "Quarter" means each fiscal quarter of the Borrower.

                  "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

The Applicable Fixed Charge Coverage Ratio for each Quarter shall be determined initially on the basis of an estimate which shall be furnished by the Borrower to the Agent not later than the earlier of the (i) 60th day of such Quarter and
(ii) the tenth day prior to the first day (if any) during such Quarter on which interest is payable in respect of Euro-Dollar Loans or CD Loans. If when finally determined the actual Applicable Fixed Charge Coverage Ratio differs from the estimate, appropriate retroactive adjustments shall be made as determined by the Agent.

                                                                       EXHIBIT A

                                      NOTE


                                                              New York, New York
                                                              ____________, 1995


                  For value received, The Neiman Marcus Group, Inc. a Delaware corporation (the "Borrower"), promises to pay to the order of (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

                  All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This note is one of the Notes referred to in the Credit Agreement dated as of April 7, 1995 among the Borrower, the banks listed on the signature pages thereof, and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof. This Note shall be governed by and construed in accordance with the laws of the State of New York.

                                            THE NEIMAN MARCUS GROUP, INC.


                                            By _________________________
                                               Title:

                         LOANS AND PAYMENTS OF PRINCIPAL


- ------------------------------------------------------------
                                    Amount of
           Amount of  Type of  Principal  Maturity  Notation
 Date        Loan       Loan    Repaid      Date     Made By
- -----------------------------------------------------------

- -----------------------------------------------------------

- -----------------------------------------------------------

- -----------------------------------------------------------

- -----------------------------------------------------------

- -----------------------------------------------------------

- -----------------------------------------------------------

- -----------------------------------------------------------

- ------------------------------------------------------------

- ------------------------------------------------------------

- ------------------------------------------------------------

- ------------------------------------------------------------

- ------------------------------------------------------------

- ------------------------------------------------------------

- ------------------------------------------------------------

- ------------------------------------------------------------

- ------------------------------------------------------------

- ------------------------------------------------------------

- ------------------------------------------------------------

- ------------------------------------------------------------

- ------------------------------------------------------------

                                                                       EXHIBIT B



                       Form of Money Market Quote Request


                                                            ______________, 19__

To:               Morgan Guaranty Trust Company of New York (the "Agent")

From:             The Neiman Marcus Group, Inc.

Re: Credit Agreement (the "Credit Agreement") dated as of April 7, 1995 among the Borrower, the Banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent.


                  We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing:  _______________


Principal Amount*                                             Interest Period**
- -----------------                                             -----------------

$

                  Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

_______________________-
         *Amount must be $10,000,000 or a larger multiple of $1,000,000.

         **Not less than one month (LIBOR Auction) or not less than 5 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                  Terms used herein have the meanings assigned to them in the Credit Agreement.


                                           THE NEIMAN MARCUS GROUP, INC.


                                           By ______________________
                                              Title:





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
                                                                       EXHIBIT C

                   Form of Invitation for Money Market Quotes


To:      [Name of Bank]

Re:      Invitation for Money Market Quotes
         to The Neiman Marcus Group, Inc. (the "Borrower")


                  Pursuant to Section 2.03 of the Credit Agreement dated as of April 7, 1995 among the Borrower, the Banks parties thereto and Morgan Guaranty Trust Company of New York, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):

Date of Borrowing: ________________

Principal Amount                                     Interest Period
- ----------------                                     ---------------

$

                  Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

                  Please respond to this invitation by no later than [4:00 P.M.] [9:15 A.M.] (New York City time) on [date].

                                                 MORGAN GUARANTY TRUST COMPANY
                                                   OF NEW YORK



                                                 By________________________
                                                    Authorized Officer

                                                                       EXHIBIT D




                           Form of Money Market Quote




To:  Morgan Guaranty Trust Company of New York
         (the "Agent")

Attention:

Re:      Money Market Quote to
         The Neiman Marcus Group, Inc. (the "Borrower")

                  In response to your invitation on behalf of the Borrower dated ____________, 19__, we hereby make the following Money Market Quote on the following terms:

                  1. Quoting Bank:_____________________

                  2. Person to contact at Quoting Bank:
                     __________________________________

                  3. Date of Borrowing:______________*

                  4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

___________________
         *As specified in the related Invitation.

Principal            Interest               Money Market
Amount**             Period***              [Margin****]  [Absolute Rate*****]
- ---------            ---------              ------------  --------------------
$

$

         [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $________________.]**

                  We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of April 7, 1995 among the Borrower, the Banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent, as irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                                     Very truly yours,

                                                     [NAME OF BANK]


Dated:__________________                             By:_____________________
                                                        Authorized Officer

_________________

         **Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $10,000,000 or a larger multiple of $1,000,000.

         ***Not less than one month or not less than 5 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

         ****Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

         *****Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                                                       EXHIBIT E



                                   OPINION OF
                            COUNSEL FOR THE BORROWER


                                                                [Effective Date]



To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York 10260-0060

Dear Sirs:

                  In my capacity as Senior Vice President and General Counsel of The Neiman Marcus Group, Inc. (the "Borrower"), I, together with ___________________________, have acted as counsel to the Borrower in connection with the preparation, execution and delivery of the Credit Agreement dated as of April 7, 1995 among the Borrower, the Banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (the "Agreement"). Capitalized terms used in this opinion which are not defined herein shall have the same meaning as in the Agreement.

                  I have examined the originals, or copies certified to my satisfaction, of the Agreement, the Notes, the charter documents and the By-Laws of the Borrower and the Significant Subsidiaries, records of the Borrower's corporate proceedings, all Debt instruments and other material agreements and instruments to which the Borrower or a Significant Subsidiary is a party and of which I have knowledge, certificates of public officials and such other documents,agreements, certificates and records as I have deemed necessary to examine as a basis for the opinions hereinafter expressed.

                  I am an attorney admitted to practice in the Commonwealth of Massachusetts. I am not, and do not purport to be, an expert in or qualified to express opinions concerning the laws of any jurisdiction other than Massachusetts, the United States of America and the corporate laws of the State of Delaware to the extent necessary to express the opinions hereinafter set forth.

For the purposes of this opinion, I have assumed without investigation that the laws of the State of New York are the same as those of the Commonwealth of Massachusetts.

                  Based upon the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that:

                  1. The Borrower and each Significant Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation, (ii) has all requisite corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as presently contemplated and (iii) is in good standing as a foreign corporation and is duly qualified to conduct business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary, except in those jurisdictions in which the failure to be so qualified would not have a material adverse effect upon the business or financial condition of the Borrower or such Significant Subsidiary and would not (after qualification) preclude the Borrower or such Significant Subsidiary from enforcing claims against any party in the courts of such jurisdictions.

                  2. The execution, delivery and performance by the Borrower of the Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official, and the Agreement and the Notes do not contravene, or constitute a default under, any provision of applicable law or of the Restated Certificate of Incorporation or ByLaws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any Subsidiary.

                  3. The Agreement and the Notes have been duly and validly executed and delivered by authorized officers of the Borrower, and the Agreement and the Notes constitute legal, valid, binding and enforceable obligations of the Borrower, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that the availability of the remedy of specific enforcement or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                  4. Various suits and claims arising in the ordinary course of business, some of which involve substantial amounts, are pending against the Borrower and its Subsidiaries. While the ultimate effect of such litigation cannot be ascertained at this time, in my opinion, there are no actions, suits, proceedings or investigations pending, or to my knowledge threatened, against the Borrower or any Subsidiary in which there is a reasonable possibility of an adverse decision which would materially adversely affect the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole.

                                                     Very truly yours,

                                                                       EXHIBIT F


                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                  FOR THE AGENT




                                           [Effective Date]



To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York 10260-0060

Dear Sirs:


                  We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of April 7, 1995 among The Neiman Marcus Group, Inc., a Delaware corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent, and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

                  We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

                  Upon the basis of the foregoing, we are of the opinion that:

                  1. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

                  2. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

                  We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New
York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

                  This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                                     Very truly yours,

                                                                       EXHIBIT G


                       ASSIGNMENT AND ASSUMPTION AGREEMENT





                  AGREEMENT dated as of __________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee") and The Neiman Marcus Group, Inc. (the "Borrower").

                               W I T N E S S E T H


                  WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of April 7, 1995 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and Morgan Guaranty Trust Company of New York, as Agent (the "Credit Agreement");

                  WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $_________;

                  WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $_______ are outstanding at the date hereof; and

                  WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $___________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

                  SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

                  SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee [and the Borrower] and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

                  SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore mutually agreed between them.* It is understood that facility fees in respect of the Assigned Amount accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

                  [SECTION 4. Consent of the Borrower. This Agreement is conditioned upon the consent of the Borrower pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is

____________________

         *Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

                  SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

                  SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                             [ASSIGNOR]

                                             By________________________
                                               Title:


                                             [ASSIGNEE]

                                             By________________________
                                               Title:


                                            The Neiman Marcus Group, Inc.

                                             By________________________
                                               Title: